EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES ADDITION TO EXECUTIVE LEADERSHIP TEAM

The Woodlands, Texas (June 5, 2014) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that Joseph Elkhoury has agreed to accept the positions of Senior Vice President and Chief Operating Officer effective upon the commencement of employment with the Company, which is expected to begin on or about June 16, 2014.

Joseph Elkhoury previously served within the Schlumberger Limited organization for twenty years, most recently as Vice President and General Manager, Microseismic Services since 2012. Previous to this role, Mr. Elkhoury served in various other managerial positions including VP, Information Solutions, North America; VP, Production Services; and Director, Global Supply Chain - EMS. Previous to this, Mr. Elkhoury served within Schlumberger in various technical, commercial, and managerial positions dating back to 1994.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “We are extremely pleased to welcome Joseph as a member of our management team. Joseph brings to TETRA extensive experience serving in operating and administrative positions with a public company in the oil and gas services industry. During his career, Joseph has demonstrated through his leadership the ability to grow businesses globally and achieve sustained operational excellence. This global experience will greatly benefit TETRA as we seek to continue to grow our product and service offerings in international markets. We are delighted that Joseph will take on this senior leadership role and we are confident in his ability to excel as our Chief Operating Officer.”

In accordance with NYSE requirements, the Company hereby discloses that its Board of Directors has authorized the grant to Joseph Elkhoury of an employment inducement award of 232,302 shares of restricted stock, such grant to be effective on the date Mr. Elkhoury commences employment with the Company. Unless Mr. Elkhoury terminates his employment with TETRA or is terminated by TETRA for cause, 35,111 shares of the restricted stock will vest on the date that is six months following the grant date of the award, 79,381 shares of the restricted stock will vest on the one-year anniversary of the grant date of the award, 44,602 shares of the restricted stock will vest on the second anniversary of the grant date of the award, an additional 55,685 shares of the restricted stock will vest on the third anniversary of the grant date, and the remaining 17,523 shares will vest on the fourth anniversary of the grant date of the award.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, offshore rig cooling, compression based production enhancement, and selected offshore services, including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2014, anticipated benefits from the Company's acquisitions of assets and businesses, projections concerning the Company's business activities in the Gulf of Mexico, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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